UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 23, 2023

TERAWULF INC.
(Exact name of registrant as specified in its charter)

Delaware	001-41163	87-1909475
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

9 Federal Street

Easton, Maryland 21601

(Address of principal executive offices) (Zip Code)

(410) 770-9500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $0.001 par value per share	WULF	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07Submission of Matters to a Vote of Securities Holders.

On June 21, 2023, TeraWulf Inc. (“TeraWulf”) held its Annual Meeting of Shareholders. The results of the matters submitted to a shareholder vote at the Annual Meeting were as follows:

Proposal 1 - Election of Directors: Our shareholders elected the following nine directors to serve until the 2024 Annual Meeting or until a successor is duly elected and qualified. The voting results for each of the nominees were as follows:

	For	Withhold	Broker Non- Votes
Paul B. Prager	98,844,192	3,452,407	55,513,669
Nazar M. Khan	98,657,231	3,639,368	55,513,669
Kerri M. Langlais	98,098,626	4,197,973	55,513,669
Michael C. Bucella	102,034,527	262,072	55,513,669
Walter E. Carter	99,083,560	3,213,039	55,513,669
Catherine J. Motz	102,012,307	284,292	55,513,669
Jason G. New	101,996,301	300,298	55,513,669
Steven T. Pincus	97,187,890	5,108,709	55,513,669
Lisa A. Prager	97,559,830	4,736,769	55,513,669

Proposal 2 - Non-binding Advisory Vote to Approve Executive Compensation: Our shareholders approved the 2022 compensation of TeraWulf’s named executives. The voting results were as follows:

For	Against	Abstain	Broker Non- Votes
97,965,502	4,024,261	306,836	55,513,669

Proposal 3 - Ratification of the selection of RSM US LLP (“RSM”) as TeraWulf’s independent registered public accounting firm for 2023: Our shareholders ratified the selection of RSM as our independent registered public accounting firm for 2023. The voting results were as follows:

For	Against	Abstain	Broker Non- Votes
157,290,041	283,092	237,135	0

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

TERAWULF INC.

Dated: June 23, 2023	By:	/s/ Stefanie Fleischmann
	Name:	Stefanie Fleischmann
	Title:	General Counsel and Corporate Secretary

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